LEASE

This Lease ("Lease") is entered into as of March 1, 2004 between 580 Garcia Properties, LLC, a California limited liability company ("Landlord"), and Biozone Laboratories, Inc., a California corporation ("Tenant").

Recitals

A. Landlord is the owner of certain land, buildings, and improvements located at 580 Garcia Ave., Pittsburg, California (the "Premises").

B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions in this Lease.

For good and valuable consideration, the parties agree as follows:

Section 1. Lease.

Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions in this Lease.

Section 2. Term of Lease.

The term ("Term") of this Lease shall be for Twenty-Five (25) years, commencing on March 1, 2004 ("Commencement Date"), and ending on February 28, 2029 (the "Termination Date"), unless sooner terminated pursuant to the terms of this Lease.

Section 3. Base Rent.

(a) Tenant shall pay to Landlord during the Term of this Lease as monthly rental for the leased Premises the sum of (i) the amount of the then-current monthy payment under the loan from Wachovia SBA Lending, Inc. to Tenant and Lender as Co-Borrowers (the "Wachovia Loan") and (ii) $3,500 (the "Additional Rental Amount," adjusted pursuant to Section (b) below), which shall be paid in advance on the first day of each calendar month (the "Base Rent"). All rental to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand.

(b) Commencing on the first anniversary of this Lease, and on each subsequent anniversary during the Term until payment in full of all amounts owed under the Wachovia Loan (the "Wachovia Payoff"), the Additional Rental Amount for the ensuing twelve (12) month period ("ARA Adjustment Period") shall be an amount equal to the greater of (i) the Additional Rental

Amount in effect immediately prior to the commencement of this ARA Adjustment Period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease), or (ii) the product obtained by multiplying the Additional Rental Amount in effect immediately prior to the commencement of the ARA Adjustment Period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease) by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to the commencement date of the ARA Adjustment Period, and the denominator of which is the Index published nearest but prior to the commencement of the twelve (12) month period immediately preceding the ARA Adjustment Period.

(c) As of the date of the Wachovia Payoff, the Base Rent will become the product obtained by multiplying $16,500 by a fraction, the numerator of which is the Index published nearest but prior to the date of the Wachovia Payoff, and the denominator of which is the Index published nearest but prior to March 1, 2004. Commencing on the first anniversary of the Wachovia Payoff, and on each subsequent anniversary of the Wachovia Payoff during the Term, the Base Rent for the ensuing twelve (12) month period ("Adjustment Period") shall be an amount equal to the greater of (i) the Base Rent in effect immediately prior to the commencement of this Adjustment Period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease), or (ii) the product obtained by multiplying the Base Rent in effect immediately prior to the commencement of the Adjustment Period (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease) by a fraction, the numerator of which is the Index, published nearest but prior to the commencement date of the Adjustment Period, and the denominator of which is the Index published nearest but prior to the commencement of the twelve (12) month period immediately preceding the Adjustment Period.

(d) The term "Index" as used in this Lease means the Consumer Price Index (All Urban Consumers) for the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area, base year 1982-1984, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that the Bureau of Labor Statistics will be the sole judge of the comparability of successive indexes, but if that agency fails to supply indexes that it deems comparable, or if no succeeding index is published, then the parties shall negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative index within thirty (30) days after the request to do so is made by one party to the other, then either party may request that each appoint a person satisfactory to it, within fifteen (15) days after this request, to select an alternative published price index. The two (2) persons so appointed, within fifteen (15) days after the later of them is appointed, shall appoint a third person acceptable to each to act with them in the selection of an alternative price index. Within thirty (30) days after the appointment process is completed, and on the basis of all pertinent facts, the appointees by majority vote shall select an alternative published price index and advise Landlord and Tenant in writing of the selection. All fees and expenses incurred in the appointment of the persons shall be shared equally by Landlord and Tenant.

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Section 4. Use.

Tenant will occupy and use the Premises for manufacturing use, warehouse and storage use, office space, and all other uses incident to the conduct of the Tenant's business. Tenant will comply with all laws, rules, and orders of all federal, state and municipal governments or agencies that may be applicable to use of the Premises.

Section 5. Utilities.

During the Term, Tenant shall pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, and all other utilities and services of any kind that may be used on the Premises.

Section 6. Taxes.

Tenant shall pay to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Premises or arise solely because of the occupancy, use, or possession of the Premises, subsequent to the commencement of the Term, and all installments of assessments that are due during the Term. Tenant shall deliver to Landlord, on demand, original receipts or photocopies evidencing payment of all taxes, assessments and public charges paid by Tenant. If Tenant fails to pay taxes, assessments and charges on or before the last day on which payment may be made without penalty or interest, then Landlord may, but shall not be obligated to, pay those taxes, assessments or charges, together with interest or penalties. Any amounts that Landlord may pay pursuant to this provision, together with interest at a rate of ten percent (10%) per annum, shall be repaid to Landlord by Tenant on demand as additional rent.

Section 7. Condition of Premises.

Tenant acknowledges that as of the date of this Lease, Tenant has inspected the Premises and all improvements on the Premises and that the Premises and improvements are in good order, repair, and condition.

Section 8. Repairs and Maintenance.

(a) Tenant agrees, at Tenant's own expense, to keep the Premises (including without limitation, the sidewalks, the parking lot, and the landscaping that are part of the Premises) in good condition and repair, and to deliver to Landlord physical possession of the Premises at the end of the Term, or any extension of the Term, in good condition and repair, reasonable wear and

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tear from use and loss by fire or other casualty or by earthquake or other act of God excepted.

(b) If at any time during the Term, including renewals or extensions, Tenant fails to maintain the Premises or make any repairs or replacements as required by this Section, Landlord may, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements for the account of Tenant. Any sums expended by Landlord in so doing, together with interest at ten percent (10%) per annum, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

Section 9. Alterations.

(a) Tenant shall have the right to make alterations to the building and improvements on the Premises. All improvements, additions, alterations, and major repairs shall be in accordance with applicable laws and at Tenant's own expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and major repairs. Landlord agrees, when requested by Tenant, to execute and deliver any applications, consents, or other instruments required to permit Tenant to do this work or to obtain permits for the work.

(b) Except as set forth in the preceding paragraph, all alterations and improvements made to the Premises shall become the property of Landlord and shall remain on and be surrendered with the Premises at the expiration or sooner termination of this Lease, including any renewals or extensions.

(c) At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises and notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work or labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant's duty to keep the Premises free and clear of all liens, claims and demands for work performed, materials furnished, or operations conducted on the Premises at the request of Tenant.

(d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a letter executed by Tenant assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. Tenant's right, however, to contest these liens shall not extend beyond the point where Landlord's title to the Premises could be lost. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and

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charges, and shall have the lien released or judgment satisfied at Tenant's own expense. If Tenant fails to pay the judgment promptly or otherwise fails to prevent any sale, foreclosure or forfeiture of the Premises because of a lien, Landlord shall have the right, upon five (5) days written notice to Tenant, to pay or prevent this action, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repayment by Tenant.

Section 10. Entry.

Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Premises at all reasonable times and upon reasonable notice to inspect the Premises and to do other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease or to perform Landlord's duties under this Lease.

Section 11. Surrender of Premises; Holding Over.

(a) On the Termination Date or the end of any extension or renewal of this Lease, Tenant shall promptly surrender and deliver the Premises to Landlord in as good condition as they are now at the date of this Lease, reasonable wear and tear excepted.

(b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. Landlord shall have the right to establish a new Base Rent amount for any month-to-month hold over and shall give written notice to Tenant of any such charge.

Section 12. Indemnity.

Tenant agrees to indemnify and defend Landlord from any claims, demands, and causes of action of any nature and any expense incident to the defense, for injury to or death of persons or loss of or damage to property occurring on or about the Premises that grow out of or are connected with Tenant's use and occupation of the Premises or the condition of the Premises (unless the condition is one for which Landlord has expressly assumed the responsibility for remedying and the condition is not caused by Tenant), during the Term.

Section 13. Insurance.

(a) Landlord shall obtain and maintain in force a standard fire and extended risk insurance policy with Landlord as insured, insuring the Premises, and in form satisfactory to Landlord, which may also include, at Landlord's option, earthquake, flood, demolition, increased cost of construction due to changes in building codes, and other coverages Landlord deems prudent or as

may be required under the terms of any mortgage or deed of trust at any time encumbering the Premises. Any proceeds of the insurance shall be payable to Landlord and used for repair and reconstruction of the improvements, if Landlord is obligated under this Lease to repair or reconstruct, subject to any requirements as to the disposition of the proceeds that may be imposed by the beneficiary under any mortgage or deed of trust at any time encumbering the Premises.

(b) Tenant shall pay to Landlord all premiums paid by Landlord for the property damage insurance policy described in the preceding paragraph. Upon termination of this Lease for any reason other than Tenant's default, the unused portion of any prepaid premiums will be repaid to Tenant on the same pro rata basis.

(c) Tenant agrees at all times during the Term and during any extension, to maintain in force, at Tenant's sole cost and expense, insurance on the building and improvements that may be built or placed on the Premises, against the hazard of fire, with all standard extended coverage, including vandalism and malicious mischief, in an amount equal to their full insurable value, with a replacement cost endorsement, excluding the cost of excavation and of foundation below the level of the lowest basement floor, or if there is no basement, below the level of the ground.

(d) Tenant agrees to procure and maintain public liability insurance, including products and completed operations insurance, from a responsible insurance company authorized to do business in California, and excess umbrella coverage for injury or death or property damage, for any claims, demands, or causes of action of any person arising out of accidents occurring on the Premises during the Term or arising out of Tenant's use of the Premises.

(e) Each policy of insurance shall be issued by a responsible insurance company authorized to do business in California, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a certificate for each insurance policy to Landlord with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant.

(f) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may other wise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or

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Tenant's agents, contractors, or subcontractors and not at the expense of Landlord.

(g) Tenant and Landlord each release the other and waive the entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, which perils occur in, on, or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors, or invitees. Tenant and Landlord shall, upon obtaining the required policies of insurance, give notice to the insurance carriers that this mutual waiver of subrogation is in this Lease.

Section 14. Trade Fixtures.

(a) Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively "Trade Fixtures"). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon.

(b) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

Section 15. Signs.

Tenant shall not place, maintain, nor permit on any exterior door, wall, or window of the Premises any sign, awning, canopy, marquee, or other advertising without the consent of Landlord, which will not be unreasonably withheld. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior show window of the Premises without the approval of Landlord, which shall not be unreasonably withheld. If Landlord consents to any sign, awning, canopy, marquee, decoration, or advertising matter, Tenant shall maintain it in good appearance and repair at all times during this Lease. At the Termination Date, any of the items mentioned in this section that are not removed from the Premises by Tenant may, without damage or liability, be destroyed by Landlord.

Section 16. Damage and Destruction.

(a) If the building or other improvements constructed on the Premises are damaged or destroyed, whether partially or entirely, by any cause, Tenant, at Tenant's own cost and expense,

but utilizing the proceeds of insurance, if any, including any insurance carried by Landlord to the extent available, shall repair, restore, or reconstruct the damaged or destroyed building and other improvements so that the condition and quality of the new building and other improvements shall be as near as reasonably possible to the condition and quality immediately prior to the damage or destruction. Damage to or destruction of any portion of the building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding. However, if the building, fixtures, or other improvements on the Premises are destroyed or damaged to the extent that the Premises are wholly unsuitable or inadequate for the purposes for which Tenant was using the Premises prior to the destruction or damage, all Rent shall abate effective the date of the destruction or damage. Further, if the building constructed on the Premises is damaged to the extent that the Premises are partially unsuitable or inadequate for the purposes for which Tenant was using the Premises prior to the damage, the Rent otherwise payable by Tenant shall be reduced effective the date of the damage so that the new base Rent payable shall be an amount equivalent to the proportion of the base Rent otherwise payable as the total floor area of the building still reasonably suitable for Tenant's use under this Lease bears to the total floor area of the building prior to the damage. Upon the completion by Tenant of a new building and other improvements after completion of their repair, restoration, or reconstruction, all partial or total abatement of rental shall cease and the full rental provided for in this Lease shall again be payable.

(b) If the Premises are damaged or destroyed in whole or in part, Tenant shall proceed with due diligence to have plans and specifications prepared and obtain approval by Landlord, which approval shall not be unreasonably withheld, to commence rebuilding, reconstruction, or restoration as promptly as possible after the occurrence of the event causing the damage or destruction, and thereafter to diligently complete the work. If Tenant does not proceed with due diligence and does not diligently finish the work, Landlord or any beneficiary under any deed of trust covering the Premises, if permitted by the deed of trust, may, but shall not be obligated to, enter the Premises and do whatever may be necessary for the rebuilding, recordation, repair, or restoration of any building or improvements damaged or destroyed, at Tenant's cost.

(c) Regardless of any contrary provisions in this Lease, if the building or other improvements to be constructed on the Premises or any substitute are damaged or destroyed by any cause to the extent of more than twenty-five percent (25%) of its insurable value, Tenant may, at Tenant's sole option, terminate this Lease within ninety (90) days of the damage or destruction by giving written notice to Landlord. In the event of termination, Tenant shall pay to Landlord all insurance proceeds, if any, received by Tenant as a result of the damage or destruction to the extent allocable to the building or other improvements owned by Landlord.

Section 17. Condemnation.

(a) If, during the Term or any renewal or extension, the whole or any part of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both

Landlord and Tenant shall be released from all obligations under this Lease, unless otherwise agreed between the parties.

(b) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion allocable to Tenant's unsalvageable Trade Fixtures.

Section 18. Assignment and Subletting.

(a) Tenant may sublease or assign all or any portion of the Premises upon obtaining Landlord's prior written consent, which will not be unreasonably withheld.

Section 19. Default.

Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an Event of Default):

(a) The failure by Tenant to pay any amount in full when it is due under the Lease following ten (10) days written notice and failure to cure;

(b) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon Tenant's promptly commencing to cure within the ten (10) day period and thereafter diligently completing the cure;

(c) Any of the following: A general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

(d) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within thirty (30) days; or the involuntary filing against Tenant of (i) a petition to have Tenant, declared bankrupt, or (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, it is dismissed within sixty (60) days;

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(e) The abandonment of the Premises by Tenant.

Section 20. Remedies.

Upon the occurrence of an Event of Default, Landlord, may in its discretion pursue any and all rights or remedies available to Landlord at law or in equity.

Section 21. Late Charge.

Tenant acknowledges that Tenant's failure to pay any installment of the Base Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which costs would be extremely difficult and impracticable to ascertain. Accordingly, if any installment of the Base Rent, or any other amount due under the Lease is not received by Landlord as and when due, the, without any notice to Tenant, Tenant shall pay Landlord an amount equal to five percent (5%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as result of the late payment by Tenant.

Section 22. Default Interest.

If Tenant fails to pay any amount due under this Lease as and when due, that amount shall bear interest at the rate of ten percent (10%) per annum from the due date until paid.

Section 23. Rent

All monetary obligations of Tenant to Landlord under the Lease, including but not limited to the Base Rent or reimbursement of taxes, utilities or maintenance paid by Landlord, shall be deemed rent.

Section 24. Waiver of Breach.

Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

Section 25. Estoppel Certificates.

At any time, with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute,

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acknowledge, and deliver to Landlord a certificate certifying:

(a) the Commencement Date and the Term,

(b) the amount of the monthly Base Rent,

(c) the dates to which rent and other charges have been paid,

(d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification,

(e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults must be specified in the certificate, and Tenant must certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice or both, would constitute an Event of Default under this Lease,

(f) that no default of Landlord is claimed by Tenant, except, if any, those defaults must be specified in the certificate, and

(g) other matters as may be reasonably requested by Landlord.

Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it.

Section 26. Attorney Fees.

If any action at law or in equity is brought to recover any rent or other sums under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs reasonable attorney fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

Section 27. Heirs and Successors.

This Lease shall be binding on and shall inure to the benefit of the permitted successors and assigns of Landlord and Tenant.

Section 28. Partial Invalidity.

Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired

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by the holding.

Section 29. Entire Agreement.

This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

Section 30. Amendments.

This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

Section 31. Subordination.

(a) This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Premises and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground landlord elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. If any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required for the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

(b) If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or if any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed, if Tenant is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease, and if Tenant attorns to the purchaser, grantee, or ground lessor as provided in the preceding paragraphs, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions in this Lease. Tenant's covenant under the preceeding paragraph to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior

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instrument containing the commitments specified in this subsection.

Section 32. Governing Law.

This Lease shall be governed by and construed in accordance with California law.

WHEREFORE, the parties have executed this Lease as of the date first above written.

LANDLORD:

580 GARCIA PROPERTIES, LLC

By: [signature]
Name: Dan Fisher
Title: Manager

TENANT:

BIOZONE LABORATORIES, INC.

By: [signature]
Name: Dan Fisher
Title: President